Exhibit 99.2

FTW HOLDINGS, INC.
AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013 and December 31, 2012

FTW HOLDINGS, INC. AND SUBSIDIARY

Fort Wayne, Indiana

CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013 and December 31, 2012

INDEPENDENT AUDITOR’S REPORT

Board of Directors
FTW Holdings, Inc. and Subsidiary
Fort Wayne, Indiana

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of FTW Holdings, Inc. and Subsidiary, which comprise the consolidated balance sheet as of December 31, 2012, and the related consolidated statements of income, shareholders’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
1.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FTW Holdings, Inc. and Subsidiary as of December 31, 2012, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Crowe Horwath LLP

Fort Wayne, Indiana
March 12, 2013
2.

FTW HOLDINGS, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
September 30, 2013 and December 31, 2012

	(UNAUDITED)
	9/30/2013	12/31/2012
ASSETS
Current assets
Cash	$2,445,416	$1,104,893
Accounts receivable, net of allowance for doubtful accounts of $27,003 and $16,525 at September 30, 2013 and December 31, 2012, respectively	2,237,954	2,087,721
Inventories	1,667,976	1,761,888
Income tax receivable	-	10,775
Deferred tax asset	96,759	75,024
Prepaid expenses	112,867	20,254

Total current assets	6,560,972	5,060,555

Deferred tax asset	417,063	867,838
Property, plant and equipment, net	2,274,076	2,473,456
Other assets	29,819	-

Total assets	$9,281,930	$8,401,849

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Current maturities of term debt	$133,500	$133,500
Accounts payable	1,791,608	1,547,031
Accrued expenses	307,966	241,529
Income tax payable	3,186	-

Total current liabilities	2,236,260	1,922,060

Long-term debt, less current maturities	675,651	775,776

Total liabilities	2,911,911	2,697,836

Shareholders' equity
Common stock, par value $.01 per share,Class A: 4,200 shares authorized, 1,388 shares issued and 1,369 shares outstanding	14	14
Class B: 1,325 shares authorized; 462 shares issued and outstanding	5	5
Treasury stock, at cost, 19 shares	(98,735)	(98,735)
Additional paid-in capital	7,281,915	7,281,915
Accumulated deficit	(813,180)	(1,479,186)

Total shareholders' equity	6,370,019	5,704,013

Total liabilities and shareholders' equity	$9,281,930	$8,401,849

See accompanying notes to consolidated financial statements.
3.

FTW HOLDINGS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
For the period January 1, 2013 through September 30, 2013 and for the year ended December 31, 2012

	(UNAUDITED)
	Period Ended	Year Ended
	9/30/2013	12/31/2012

Net sales	$13,075,090	$17,114,987

Cost of goods sold	11,002,777	14,163,711

Gross profit	2,072,313	2,951,276

Operating expenses	938,904	991,192

Operating income, before interest expense	1,133,409	1,960,084

Interest expense	27,338	108,000

Income before income taxes	1,106,071	1,852,084

Provision for (benefit from) income taxes	440,065	(906,066)

Net income	$666,006	$2,758,150

See accompanying notes to consolidated financial statements.
4.

FTW HOLDINGS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
For the period January 1, 2013 through September 30, 2013 (UNAUDITED) and for the year ended December 31, 2012

	Common Stock				Treasury Stock

	Class A		Class B

	Number		Number		Number		Additional
	of		of		of		Paid-in	Accumulated
	Shares		Shares		Shares		Capital	Deficit	Total

Balances, January 1, 2012	1,387	$14	462	$5	1	$(41,200)	$7,281,915	$(4,237,336)	$3,003,398

Treasury stock purchase	(18)	-	-	-	18	(57,535)	-	-	(57,535)

Net income	-	-	-	-	-	-	-	2,758,150	2,758,150

Balances, December 31, 2012	1,369	14	462	5	19	(98,735)	7,281,915	(1,479,186)	5,704,013

Net income	-	-	-	-	-	-	-	666,006	666,006

Balances, September 30, 2013	1,369	$14	462	$5	19	$(98,735)	$7,281,915	$(813,180)	$6,370,019

See accompanying notes to consolidated financial statements.

5.

FTW HOLDINGS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the period January 1, 2013 through September 30, 2013 and for the year ended December 31, 2012

	(UNAUDITED)
	Period Ended	Year Ended
	9/30/2013	12/31/2012

Cash flows from operating activities
Net income	$666,006	$2,758,150
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	277,983	362,149
Deferred income taxes	429,040	(942,862)
Changes in operating assets and liabilities
Accounts receivable	(150,233)	(23,552)
Inventories	93,912	(832,669)
Prepaid expenses and other assets	(122,432)	1,172
Income tax receivable/payable	13,961	(10,775)
Accounts payable	244,577	535,507
Accrued expenses	66,437	(452,764)

Net cash provided by operating activities	1,519,251	1,394,356

Cash flows from investing activities
Purchases of property and equipment	(78,603)	(109,822)
Proceeds from disposal of property and equipment	-	1,820

Net cash used for investing activities	(78,603)	(108,002)

Cash flows from financing activities
Proceeds from line of credit	-	13,156,369
Payments on line of credit	-	(13,156,369)
Payments on long-term debt	(100,125)	(133,500)
Purchase of shares for treasury	-	(57,535)

Net cash used for financing activities	(100,125)	(191,035)

Net increase in cash	1,340,523	1,095,319

Cash, beginning of period	1,104,893	9,574

Cash, end of period	$2,445,416	$1,104,893

Supplemental cash flow information:
Cash paid for interest	$33,541	$108,000
Cash paid for taxes	7,839	47,571

See accompanying notes to consolidated financial statements.
6.

FTW HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013 and December 31, 2012

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations:  FTW Holdings, Inc. and Subsidiary (the Company) is engaged in the manufacture and sale of plastic and structural foam products to customers located in the United States of America.

Principles of Consolidation:  The consolidated financial statements include the accounts of FTW Holdings, Inc. and its wholly owned subsidiary, Fort Wayne Plastics, Inc. All material intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates:  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  These estimates include the allowance for doubtful accounts, inventory obsolescence reserve, estimated useful lives of property, plant and equipment, deferred tax valuation allowance, and accrued property tax liabilities.  Actual results could differ from those estimates.

Inventories:  Inventories are valued at the lower of cost, first-in, first-out, (FIFO) method, or market.

Revenue Recognition and Accounts Receivable:  Revenue from the sale of the Company’s products is generally recognized as products are shipped to customers.  The Company sells to customers using credit terms customary in its industry.  From time to time, the Company sells to customers under bill and hold arrangements, in which revenue is recognized prior to shipment of the Company’s products.  Bill and hold revenue is only recognized when there is a signed agreement with the customer for the bill and hold transaction, the buyer has assumed the risks and rewards of ownership of the products, the products are ready for delivery, and it is probable that delivery will be made.  Interest is not normally charged on receivables.  Management establishes a reserve for losses on its accounts based on historic loss experience and current economic conditions.  Losses are charged against the reserve when management deems further collection efforts will not produce additional recoveries.

Property, Plant, and Equipment:  Property, plant and equipment are carried at cost.  The Company provides for depreciation using annual rates, which are sufficient to amortize the costs of depreciable assets over their estimated useful lives.  Depreciation is computed using straight-line and accelerated methods over estimated useful lives ranging from 3 to 25 years.  When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period.  The cost of maintenance and repairs is charged to operations as incurred; significant renewals and improvements are capitalized.

Income Taxes:  Deferred income taxes are recognized for the tax consequences in future years for differences between the tax basis and financial reporting basis of the Company’s assets and liabilities.  At January 1, 2012, the Company’s net deferred tax asset related to future periods was fully offset by a valuation allowance.  During 2012, the Company reversed the valuation allowance based upon strong financial performance and forecasted future results.  At September 30, 2013 and December 31, 2012, no valuation allowance was recorded – see Note 5.

The Company follows guidance issued by the Financial Accounting Standards Board (FASB) with respect to accounting for uncertainty in income taxes.  A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur.  The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination.  For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

(Continued)
7.

FTW HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013 and December 31, 2012

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

The Company and its subsidiary are subject to U.S. federal income tax as well as income tax in the state of Indiana.  The Company is no longer subject to examination by taxing authorities for years before 2010.  The Company does not expect the total amount of unrecognized tax benefits to significantly change in the next twelve months.

The Company recognizes interest and/or penalties related to income tax matters in operating expenses.  The Company did not have any amounts accrued for interest and penalties at September 30, 2013 or December 31, 2012.

Treasury Stock:  Treasury stock is recorded at cost and consists of shares of Class A common stock.

Subsequent Events:   Management has performed an analysis of the activities and transactions subsequent to September 30, 2013 to determine the need for any adjustments to and/or disclosures within the financial statements for the period ended September 30, 2013.  Management has performed their analysis through May 2, 2014, which is the date the financial statements were available to be issued.

NOTE 2 - INVENTORIES

Inventories consist of the following:

	9/30/2013	12/31/2012

Finished products	$788,443	$657,290
Raw materials and packaging	1,010,994	1,204,309

	1,799,437	1,861,599
Less inventory reserves	(131,461)	(99,711)

Total inventories	$1,667,976	$1,761,888

NOTE 3 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

	9/30/2013	12/31/2012

Land	$284,714	$284,714
Construction in process	33,391	-
Building	3,117,539	3,117,539
Equipment	9,676,792	9,631,580

	13,112,436	13,033,833
Less accumulated depreciation	(10,838,360)	(10,560,377)

Property, plant and equipment, net	$2,274,076	$2,473,456

(Continued)
8.

FTW HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013 and December 31, 2012

NOTE 4 – DEBT

The Company has available a $4,000,000 revolving line of credit with a commercial bank that was originally set to expire during 2013.  On February 19, 2013, the Company executed the thirteenth amendment to the Credit Agreement, amending the terms of the revolving line of credit and Term debt as described below.  The amendment changed terms to the financial covenants, extended the maturity date to May 31, 2016, reduced the revolving line of credit availability to $2,000,000, subjected the line of credit to a 60 day notification period, removed terms related to minimum interest payments, reduced the effective interest rate and various other term changes.  The interest rate, as amended, is equal to the sum of Daily Three Month LIBOR plus three and one half percent.  At December 31, 2012, as per the terms of the tenth amendment to the credit agreement, interest was payable, on amounts drawn, at the 3 month LIBOR rate plus four and one quarter percent.  The effective interest rate was 3.75% and 4.63% at September 30, 2013 and December 31, 2012, respectively.  There were no outstanding balances on the revolving line of credit at September 30, 2013 and December 31, 2012.

Long-term debt consists of the following:

	9/30/2013	12/31/2012
Note payable in monthly installments of $11,125 plus interest at the 3 month LIBOR rate plus 3.50% and 4.25% at September 30, 2013 and December 31, 2012, respectively (effective rate of 3.75% and 4.63%, respectively), with a final balloon payment approximating $464,276 in May 2016	$809,151	$909,276

	809,151	909,276
Current maturities of long-term debt	(133,500)	(133,500)

Long-term debt, less current maturities	$675,651	$775,776

The bank debt is collateralized by substantially all of the Company’s assets and is subject to financial and other restrictive covenants including capital expenditures and cash flow.  In April 2012, the credit agreement was amended to allow for the payment of previously accrued management fees of $488,000, which were paid in full at that time.  As of September 30, 2013, the Company was in compliance with its covenants.

The contractual maturities of term debt at September 30, 2013 are as follows:

2014	$133,500
2015	133,500
2016	542,151

$809,151

(Continued)
9.

FTW HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013 and December 31, 2012

NOTE 5 – INCOME TAX

As of September 30, 2013 and December 31, 2012, the principal types of temporary differences that give rise to deferred taxes are net operating loss carry forwards, deductibility of accrued expenses and accumulated depreciation expense.  At September 30, 2013 and December 31, 2012, the net deferred tax asset has been presented on the balance sheet as follows:

	9/30/2013	12/31/2012

Current
Current deferred tax assets	$96,759	$75,024

Long-term
Long-term deferred tax assets	540,363	1,019,636
Long-term deferred tax liabilities	(123,300)	(151,798)

Net long-term deferred tax asset	417,063	867,838

Net deferred tax asset	$513,822	$942,862

Provision for (benefit from) income taxes consisted of the following at September 30, 2013 and December 31, 2012:

	9/30/2013	12/31/2012

Federal
Current	$16,536	$26,425
Deferred	359,370	617,820

	375,906	644,245

State
Current	9,154	10,371
Deferred	55,005	90,857

	64,159	101,228

Decrease in valuation allowance	-	(1,651,539)

Provision for (benefit from) income taxes	$440,065	$(906,066)

(Continued)
10.

FTW HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013 and December 31, 2012

NOTE 5 – INCOME TAX, Continued

At September 30, 2013 and December 31, 2012, the Company had a net operating loss carry forward for tax purposes available to offset future taxable income of approximately $1.4 million and $2.6 million, respectively. This loss carry forward expires in varying amounts from 2021 through 2029.  Given the past operating earnings and future expected earnings, no valuation allowance was recorded as of September 30, 2013 and December 31, 2012.

NOTE 6 – EMPLOYEE BENEFITS

The Company maintains a 401(k) defined-contribution plan for the benefit of substantially all of its employees, which allows for both employee and Company contributions.  The Company’s contribution consists of a discretionary matching contribution of employee contributions, up to 6% of eligible employee compensation.  The Company made no matching contributions to the plan for the period January 1, 2013 through September 30, 2013 and for the year ended December 31, 2012.

NOTE 7 – EXECUTIVE SERVICES AGREEMENT

The Company had entered into an executive services agreement with a corporation owned by the Company’s chairman of the Board of Directors, whereby various management services are purchased for a base fee of $35,333 per month, of which $15,000 was payable monthly while the timing of the payment of the balance is contingent upon the Company meeting certain financial objectives.  The agreement was renegotiated in 2000 to require only the monthly fee of $15,000, with the previously accrued balance payable only upon certain future events, which occurred during 2012, and the total accrued management fees of $488,000 were paid during 2012.

Effective January 1, 2011, the Company entered into an executive services agreement with a corporation owned by certain members of the Company’s Board of Directors, whereby various management services are purchased for an annual fee payable in equal monthly payments.  The agreement terms state that the annual fees for years subsequent to 2011 are to be determined by the Company’s Board of Directors, and that additional discretionary fees for special projects of up to 2% of the transaction value are also to be determined by the Company’s Board of Directors.  There were no such discretionary fees incurred by the Company during the period January 1, 2013 through September 30, 2013 and for the year ended December 31, 2012.  The Board of Directors of the Company determined that the annual fee for 2012 should be $120,000, and this amount was paid in full during 2012.  The Board of Directors also determined that the annual fee for 2013 should be $240,000, and $180,000 of this amount was paid during the period January 1, 2013 through September 30, 2013.

NOTE 8 – CONCENTRATIONS

Net sales to three customers during the period January 1, 2013 through September 30, 2013 and two customers for the year ended December 31, 2013 (defined as a customer who provided in excess of 10% of total revenue) approximated 41% and 50% of net sales, respectively.  In addition, approximately 28% and 53% of total accounts receivable were due from these customers at September 30, 2013 and December 31, 2012, respectively.

(Continued)
11.

FTW HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013 and December 31, 2012

NOTE 9 – SUBSEQUENT EVENTS

On February 19, 2014, the Company entered into a Stock Purchase Agreement with Continental Commercial Products, LLC (CCP), a subsidiary of Katy Industries, a publicly-traded company, in which CCP acquired all of the common stock of the Company for cash.

(Continued)

12.